Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-201816) pertaining to the 2014 Equity Incentive              Plan, 2015 Equity Incentive Plan and 2015 Employee Stock Purchase Plan of Salarius Pharmaceuticals, Inc. (formerly known as Flex Pharma, Inc.);
(2) Registration Statement (Form S-8 Nos. 333-210283, 333-216534, 333-223499, 333-230104, 333-246310, 333-262896, and 333-269801) pertaining to the 2015 Equity Incentive Plan and 2015 Employee Stock Purchase Plan of Salarius Pharmaceuticals, Inc.;
(3) Registration Statement (Form S-3 No. 333-252169) of Salarius Pharmaceuticals, Inc.;
(4) Registration Statement (Form S-1 No. 333-235879) of Salarius Pharmaceuticals, Inc.;
(5) Registration Statement (Form S-1MEF No. 333-236306) of Salarius Pharmaceuticals, Inc.;
(6) Registration Statement (Form S-3 No. 333-265535) of Salarius Pharmaceuticals, Inc.;
(7) Registration Statement (Form S-3 No. 333-266589) of Salarius Pharmaceuticals, Inc.; and
(8) Registration Statement (Form S-3 No. 333-272249) of Salarius Pharmaceuticals, Inc.

of our report dated March 22, 2024, with respect to the consolidated financial statements of Salarius Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Salarius Pharmaceuticals, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Houston, Texas
March 22, 2024